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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information, and to the inclusion in Post-Effective Amendment Number 52 to the Registration Statement Number 2-77284 (Form N-1A) of our report dated February 1, 2002 on the financial statements and financial highlights of Penn Series Funds, Inc. for the year ended December 31, 2001, included in the 2001 Annual Report to Shareholders.


                                            /s/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
April 18, 2002